UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2018

MSG NETWORKS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34434	27-0624498
(State or another jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Pennsylvania Plaza, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area (212) 465-6400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 9, 2018, Ms. Kristin A. Dolan was appointed as a director of MSG Networks Inc. (the “Company”) by the directors elected by the holders of the Company’s Class B Common Stock.

Ms. Dolan, 51, is the Chief Executive Officer of 605, LLC (formerly known as DataCo Ventures LLC). Ms. Dolan previously served as the Chief Operating Officer of Cablevision Systems Corporation (“Cablevision”) from April 2014 to June 2016. Prior to becoming Chief Operating Officer, Ms. Dolan served in various other roles at Cablevision, including: President of Optimum Services from April 2013 to April 2014; Senior Executive Vice President of Product Management and Marketing from November 2011 to April 2013; and Senior Vice President from 2003 to 2011. Ms. Dolan also serves on the boards of Revlon, Inc., The Wendy’s Company, AMC Networks Inc. and The Madison Square Garden Company, and previously served as a director of Cablevision from May 2010 to June 2016 and the Company from February 2010 to September 2015. Ms. Dolan is the spouse of James L. Dolan (the Executive Chairman and a director of the Company), and has the following relationships with individuals who are directors of the Company: the step-mother of Quentin F. Dolan, the daughter-in-law of Charles F. Dolan, the sister-in-law of Thomas C. Dolan and Brian G. Sweeney and the cousin by marriage of Paul J. Dolan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSG NETWORKS INC.
(Registrant)

By:	/s/ Lawrence J. Burian
Name:	Lawrence J. Burian
Title:	Executive Vice President, General Counsel & Secretary

Dated April 12, 2018